Exhibit 99.1

NEWS RELEASE

Nabors Announces Fourth Quarter and Full-Year 2025 Results

HAMILTON, Bermuda, February 11, 2026 /PRNewswire/ - Nabors Industries Ltd. (“Nabors” or the “Company”) (NYSE: NBR) today reported fourth quarter 2025 operating revenues of $798 million, compared to operating revenues of $818 million in the third quarter. Net income attributable to Nabors’ shareholders for the quarter was $10 million, compared to $274 million in the third quarter. This equates to earnings per diluted share of $0.17, compared to $16.85 in the third quarter. The third quarter included a one-time, after-tax gain on the disposition of Quail Tools, LLC (“Quail”) of $314 million, or $20.52 per diluted share. Fourth-quarter adjusted EBITDA was $222 million, compared to $236 million in the previous quarter.

4Q 2025 Highlights

o	Nabors completed several transactions that materially reduced total debt and significantly strengthened its leverage metrics:

o	Related to the sale of Quail, Nabors collected the $250 million seller financing note in full.

o	The Company issued $700 million of notes due in 2032.

o	In turn, the Company redeemed the $546 million remaining balance of its notes due in 2027.

o	In January, the Company redeemed in full the remaining outstanding notes due in 2028.

o	These actions contributed to a reduction in Nabors’ outstanding net debt by approximately $554 million since the end of 2024. The Company’s next debt maturity is $250 million due in 2029.

o	The performance of the retained Parker Wellbore businesses improved. Adjusted EBITDA contribution from these operations increased by 11% sequentially, with stronger drilling activity in Canada and Indonesia. This growth also includes additional realization of cost synergies, reaching the $40 million synergy target for 2025.

o	The SANAD joint venture deployed one newbuild rig in the Kingdom. The number of newbuild deployments now totals 14. Five more are scheduled for 2026, followed by one more in early 2027.

o	In the fourth quarter, Nabors installed the first unit of its new Canrig® automated floor wrench on a Nabors rig working in the Haynesville Shale. This wrench represents a technological step-change for this critical rig floor component. Its field performance demonstrates a 30% reduction in cycle time and improved positioning. Available as a retrofit to Canrig wrenches deployed in the field, it is already generating significant customer interest.

NEWS RELEASE

Anthony G. Petrello, Nabors Chairman, CEO and President, commented, “2025 proved to be a transformational year for our capital structure. Including the redemption in January, we reduced our total debt by $388 million since the end of 2024. This represents significant progress on our path to delevering. As a result of this significant reduction in debt, our annual interest expense should decline by approximately $45 million, translating into a dollar-for-dollar improvement in adjusted free cash flow.

“Nabors’ fourth quarter results improved compared to the third quarter, excluding the contribution from Quail. This sequential improvement was broad-based across all segments of our operations.

“In the Lower 48 business and International Drilling segment, our average rig counts in the fourth quarter exceeded both our expectations and those of the prior quarter. Our Lower 48 count increased in the latter portion of the quarter, highlighting our success executing on opportunities to add rigs. In our International Drilling segment, SANAD added a newbuild in Saudi Arabia, two rigs were redeployed in Argentina, and three platform rigs in Mexico continued to work throughout the quarter.

“The sequential increase in Drilling Solutions’ (“NDS”) adjusted EBITDA was particularly encouraging. The largest contributors to this increase include casing running, managed pressure drilling, and performance software in our international markets. In the Lower 48 market, NDS’s revenue on third-party drilling contractors’ rigs increased sequentially by more than 10%, even as that market’s rig count grew by just 1%. This performance demonstrates the value of the NDS portfolio and our success targeting the third-party rig market.”

Segment Results

International Drilling adjusted EBITDA totaled $131.3 million, compared to $127.6 million in the third quarter. Average rig count increased by more than four rigs, reflecting the recent startup of rigs in Argentina, Saudi Arabia and Colombia. Daily adjusted gross margin for the fourth quarter was $17,630, partially reflecting rig startup inefficiencies and activity interruptions in certain markets.

The U.S. Drilling segment reported fourth quarter adjusted EBITDA of $93.2 million, compared to $94.2 million in the previous quarter. Results in the Lower 48 operation improved on increases in average rig count and daily gross margin. These were mainly offset by a margin decline in Alaska and Offshore which was smaller than expected.

Drilling Solutions adjusted EBITDA was $41.3 million, compared to $60.7 million in the third quarter. The segment’s third quarter results included the contribution from Quail through its disposition in August. Excluding the impact of Quail from the third quarter results, Drilling Solutions adjusted EBITDA grew 2.3%.

Rig Technologies adjusted EBITDA was $4.9 million, a 31% increase from $3.8 million in the prior quarter. Sales of capital equipment improved in the quarter.

NEWS RELEASE

Adjusted Free Cash Flow

Consolidated adjusted free cash flow was $132 million in the fourth quarter, a significant increase from $6 million in the third quarter. Several factors contributed to this performance. In addition to stronger EBITDA, collections in Mexico improved substantially. Capital spending in the fourth quarter was below expectations, both for the SANAD newbuild rig program and in the balance of the operation. The Company also received settlements from several outstanding claims.

Miguel Rodriguez, Nabors CFO, stated, “Our achievements over the past year demonstrate that we are delivering on our commitments. Our top priority is the reduction of debt. We intend to follow the recent progress with an additional decrease this year.

“In the fourth quarter, our adjusted EBITDA exceeded our expectations. The U.S. Drilling and Drilling Solutions segments contributed to this outperformance. All three of the U.S. Drilling operations were stronger than expected. In the Lower 48, the increase in rig count late in the quarter sets us up for a positive start to 2026. Drilling Solutions’ strength was evident across multiple service lines, especially in its international markets.

“Adjusted free cash flow in the fourth quarter also exceeded our expectations. Going forward, our focus will remain strengthening our capital structure, while delivering durable growth and long-term value.”

Outlook

Nabors expects the following metrics for the first quarter of 2026:

U.S. Drilling

o	Lower 48 average rig count of 64 - 65 rigs

o	Lower 48 daily adjusted gross margin of approximately $13,200

o	Alaska and Gulf of America combined adjusted EBITDA of $16 - $17 million

International

o	Average rig count of 91 - 92 rigs

o	Daily adjusted gross margin of approximately $17,500 - $17,600

Drilling Solutions

o	Adjusted EBITDA of approximately $39 million

Rig Technologies

o	Adjusted EBITDA of approximately $2 million

Capital Expenditures

o	Capital expenditures of $170 - $180 million, including approximately $85 million for newbuilds in Saudi Arabia

NEWS RELEASE

Adjusted Free Cash Flow

o	First quarter adjusted free cash consumption of $80 - $90 million, including free cash consumption at SANAD of $50 - $60 million

Nabors expects the following metrics for full-year 2026:

U.S. Drilling

o	Lower 48 average rig count of 61 - 64 rigs

o	Lower 48 daily adjusted gross margin of $13,000 - $13,400

o	Alaska and Gulf of America combined adjusted EBITDA of $55 - $60 million

International

o	Average rig count of 96 - 98 rigs

o	Daily adjusted gross margin of approximately $18,500

Drilling Solutions

o	Adjusted EBITDA of $160 - $170 million

Rig Technologies

o	Adjusted EBITDA of $22 - $25 million

Capital Expenditures

o	Capital expenditures of approximately $730 - $760 million, with $360 - $380 million for SANAD newbuilds

Adjusted Free Cash Flow

o	Adjusted free cash flow excluding SANAD of $80 - $90 million, with SANAD consuming $100 - $120 million

Mr. Petrello concluded, “The steps we have taken over the past year have significantly reduced our debt, improved our leverage metrics, and lowered our interest payments. In addition, we retain a business portfolio from Parker that contributes materially to EBITDA and free cash flow.

“Looking forward, the Lower 48 market appears to be stabilizing. At the same time, the opportunity set in our international markets looks attractive. Our diversified business portfolio is designed to capitalize on this environment.”

NEWS RELEASE

About Nabors Industries

Nabors Industries (NYSE: NBR) is a leading provider of advanced technology for the energy industry. With presence in more than 20 countries, Nabors has established a global network of people, technology and equipment to deploy solutions that deliver safe, efficient and responsible energy production. By leveraging its core competencies, particularly in drilling, engineering, automation, data science and manufacturing, Nabors aims to innovate the future of energy and enable the transition to a lower-carbon world. Learn more about Nabors and its energy technology leadership: www.nabors.com.

Forward-looking Statements

The information included in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to a number of risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, Nabors' actual results may differ materially from those indicated or implied by such forward-looking statements. The forward-looking statements contained in this press release reflect management's estimates and beliefs as of the date of this press release. Nabors does not undertake to update these forward-looking statements.

Non-GAAP Disclaimer

This press release presents certain “non-GAAP” financial measures. The components of these non-GAAP measures are computed by using amounts that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Adjusted operating income (loss) represents income (loss) before income taxes, interest expense, investment income (loss), gain on disposition of Quail Tools, gain on bargain purchase, and other, net. Adjusted EBITDA is computed similarly, but also excludes depreciation and amortization expenses. In addition, adjusted EBITDA and adjusted operating income (loss) exclude certain cash expenses that the Company is obligated to make. Net debt is calculated as total debt minus the sum of cash, cash equivalents and short-term investments.

Adjusted free cash flow represents net cash provided by operating activities less cash used for capital expenditures, net of proceeds from sales of assets, and before cash paid for acquisition-related costs. Management believes that adjusted free cash flow is an important liquidity measure for the company and that it is useful to investors and management as a measure of the company’s ability to generate cash flow, after reinvesting in the company for future growth, that could be available for paying down debt or other financing cash flows, such as dividends to shareholders. Adjusted free cash flow does not represent the residual cash flow available for discretionary expenditures. Adjusted free cash flow is a non-GAAP financial measure that should be considered in addition to, not as a substitute for or superior to, cash flow from operations reported in accordance with GAAP.

NEWS RELEASE

Each of these non-GAAP measures has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including Adjusted EBITDA, adjusted operating income (loss), net debt, and adjusted free cash flow, because it believes that these financial measures accurately reflect the Company’s ongoing profitability, performance and liquidity. Securities analysts and investors also use these measures as some of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. Reconciliations of consolidated adjusted EBITDA and adjusted operating income (loss) to income (loss) from continuing operations before income taxes, net debt to total debt, and adjusted free cash flow to net cash provided by operations, which are their nearest comparable GAAP financial measures, are included in the tables at the end of this press release. We do not provide a forward-looking reconciliation of our outlook for Segment Adjusted EBITDA, Segment Gross Margin or Adjusted Free Cash Flow, as the amount and significance of items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.

Investor Contacts:  William C. Conroy, CFA, Vice President of Corporate Development & Investor Relations, +1 281-775-2423 or via e-mail william.conroy@nabors.com, or Kara Peak, Director of Corporate Development & Investor Relations, +1 281-775-4954 or via email kara.peak@nabors.com. To request investor materials, contact Nabors' corporate headquarters in Hamilton, Bermuda at +441-292-1510 or via e-mail mark.andrews@nabors.com

NABORS INDUSTRIES LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(In thousands, except per share amounts)	2025	2024	2025	2025	2024
Revenues and other income:
Operating revenues	$797,529	$729,819	$818,190	$3,184,693	$2,930,126
Investment income (loss)	7,600	8,828	7,323	27,648	38,713
Total revenues and other income	805,129	738,647	825,513	3,212,341	2,968,839

Costs and other deductions:
Direct costs	486,367	433,404	491,828	1,914,376	1,742,411
General and administrative expenses	76,279	61,436	77,076	304,587	249,317
Research and engineering	13,328	14,434	12,978	53,063	57,063
Depreciation and amortization	159,188	156,348	160,347	649,234	633,408
Interest expense	50,625	53,642	54,334	215,366	210,864
Gain on disposition of Quail Tools	1,595	-	(415,557)	(413,962)	-
Gain on bargain purchase	2,846	-	-	(113,653)	-
Other, net	(9,532)	37,021	24,470	65,802	106,816
Total costs and other deductions	780,696	756,285	405,476	2,674,813	2,999,879

Income (loss) before income taxes	24,433	(17,638)	420,037	537,528	(31,040)
Income tax expense (benefit)	7,440	15,231	117,571	163,095	56,947

Net income (loss)	16,993	(32,869)	302,466	374,433	(87,987)
Less: Net (income) loss attributable to noncontrolling interest	(6,645)	(20,802)	(28,268)	(87,809)	(88,097)
Net income (loss) attributable to Nabors	$10,348	$(53,671)	$274,198	$286,624	$(176,084)

Earnings (losses) per share:
Basic	$0.17	$(6.67)	$18.25	$18.75	$(22.37)
Diluted	$0.17	$(6.67)	$16.85	$17.39	$(22.37)

Weighted-average number of common shares outstanding:
Basic	14,131	9,213	14,098	13,193	9,202
Diluted	14,210	9,213	15,321	14,416	9,202

Adjusted EBITDA	$221,555	$220,545	$236,308	$912,667	$881,335

Adjusted operating income (loss)	$62,367	$64,197	$75,961	$263,433	$247,927

NABORS INDUSTRIES LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,	December 31,
(In thousands)	2025	2025	2024
ASSETS
Current assets:
Cash and short-term investments	$940,738	$428,079	$397,299
Notes receivable	-	250,035	-
Accounts receivable, net	391,705	487,062	387,970
Other current assets	219,130	259,251	214,268
Total current assets	1,551,573	1,424,427	999,537
Property, plant and equipment, net	2,920,019	2,931,290	2,830,957
Other long-term assets	318,065	477,787	673,807
Total assets	$4,789,657	$4,833,504	$4,504,301

LIABILITIES AND EQUITY
Current liabilities:
Current debt, net	$377,492	$-	$-
Trade accounts payable	300,467	352,415	321,030
Other current liabilities	315,042	327,799	250,887
Total current liabilities	993,001	680,214	571,917
Long-term debt, net	2,117,187	2,347,984	2,505,217
Other long-term liabilities	241,826	237,136	220,829
Total liabilities	3,352,014	3,265,334	3,297,963

Redeemable noncontrolling interest in subsidiary	482,446	629,261	785,091

Equity:
Shareholders' equity	590,727	579,776	134,996
Noncontrolling interest	364,470	359,133	286,251
Total equity	955,197	938,909	421,247
Total liabilities and equity	$4,789,657	$4,833,504	$4,504,301

NABORS INDUSTRIES LTD. AND SUBSIDIARIES
SEGMENT REPORTING
(Unaudited)

The following tables set forth certain information with respect to our reportable segments and rig activity:

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(In thousands, except rig activity)	2025	2024	2025	2025	2024
Operating revenues:
U.S. Drilling	$240,624	$241,637	$249,836	$976,644	$1,028,122
International Drilling	423,842	371,406	407,235	1,597,765	1,446,092
Drilling Solutions	107,879	75,992	141,942	513,283	314,071
Rig Technologies (1)	37,747	56,166	35,597	154,036	201,677
Other reconciling items (2)	(12,563)	(15,382)	(16,420)	(57,035)	(59,836)
Total operating revenues	$797,529	$729,819	$818,190	$3,184,693	$2,930,126

Adjusted EBITDA: (3)
U.S. Drilling	$93,213	$105,757	$94,161	$381,906	$448,840
International Drilling	131,262	111,962	127,551	491,957	436,782
Drilling Solutions	41,302	33,809	60,666	219,322	132,375
Rig Technologies (1)	4,946	9,208	3,770	19,453	29,443
Other reconciling items (4)	(49,168)	(40,191)	(49,840)	(199,971)	(166,105)
Total adjusted EBITDA	$221,555	$220,545	$236,308	$912,667	$881,335

Adjusted operating income (loss): (5)
U.S. Drilling	$28,556	$38,973	$31,429	$131,372	$176,281
International Drilling	49,638	29,528	45,476	164,123	107,858
Drilling Solutions	34,022	28,944	49,982	167,282	112,387
Rig Technologies (1)	1,341	8,413	877	8,274	20,243
Other reconciling items (4)	(51,190)	(41,661)	(51,803)	(207,618)	(168,842)
Total adjusted operating income (loss)	$62,367	$64,197	$75,961	$263,433	$247,927

Rig activity:
Average Rigs Working: (7)
Lower 48	59.8	65.9	59.2	60.5	68.6
Other US	9.8	6.8	10.0	9.4	6.5
U.S. Drilling	69.6	72.7	69.2	69.9	75.1
International Drilling	93.3	84.8	89.2	88.4	83.7
Total average rigs working	162.9	157.5	158.4	158.3	158.8

Daily Rig Revenue: (6),(8)
Lower 48	$32,938	$33,396	$34,017	$33,737	$34,771
Other US	66,003	62,624	70,035	67,698	65,264
U.S. Drilling (10)	37,582	36,137	39,219	38,290	37,419
International Drilling	49,391	47,620	49,596	49,532	47,189

Daily Adjusted Gross Margin: (6),(9)
Lower 48	$13,303	$14,940	$13,151	$13,660	$15,411
Other US	29,557	34,707	31,527	30,921	36,440
U.S. Drilling (10)	15,586	16,793	15,805	15,974	17,237
International Drilling	17,630	16,687	17,931	17,634	16,478

(1)	Includes our oilfield equipment manufacturing activities.

(2)	Represents the elimination of inter-segment transactions related to our Rig Technologies operating segment.

(3)	Adjusted EBITDA represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, gain on disposition of Quail Tools, gain on bargain purchase, other, net and depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted EBITDA excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. A reconciliation of this non-GAAP measure to net income (loss), which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading "Reconciliation of Non-GAAP Financial Measures to Net Income (Loss)".

(4)	Represents the elimination of inter-segment transactions and unallocated corporate expenses.

(5)	Adjusted operating income (loss) represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, gain on disposition of Quail Tools, gain on bargain purchase and other, net. Adjusted operating income (loss) is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted operating income (loss) excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. A reconciliation of this non-GAAP measure to net income (loss), which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading "Reconciliation of Non-GAAP Financial Measures to Net Income (Loss)".

(6)	Rig revenue days represents the number of days the Company's rigs are contracted and performing under a contract during the period. These would typically include days in which operating, standby and move revenue is earned.

(7)	Average rigs working represents a measure of the average number of rigs operating during a given period. For example, one rig operating 45 days during a quarter represents approximately 0.5 average rigs working for the quarter. On an annual period, one rig operating 182.5 days represents approximately 0.5 average rigs working for the year. Average rigs working can also be calculated as rig revenue days during the period divided by the number of calendar days in the period.

(8)	Daily rig revenue represents operating revenue, divided by the total number of revenue days during the quarter.

(9)	Daily adjusted gross margin represents operating revenue less direct costs, divided by the total number of rig revenue days during the quarter.

(10)	The U.S. Drilling segment includes the Lower 48, Alaska, and Gulf of Mexico operating areas.

NABORS INDUSTRIES LTD. AND SUBSIDIARIES
Reconciliation of Earnings per Share
(Unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(in thousands, except per share amounts)	2025	2024	2025	2025	2024
BASIC EPS:
Net income (loss) (numerator):
Income (loss), net of tax	$16,993	$(32,869)	$302,466	$374,433	$(87,987)
Less: net (income) loss attributable to noncontrolling interest	(6,645)	(20,802)	(28,268)	(87,809)	(88,097)
Less: deemed dividends to SPAC public shareholders	(250)	—	(750)	(1,000)	—
Less: distributed and undistributed earnings allocated to unvested shareholders	(301)	—	(8,828)	(9,149)	—
Less: accrued distribution on redeemable noncontrolling interest in subsidiary	(7,344)	(7,794)	(7,344)	(29,136)	(29,723)
Numerator for basic earnings per share:
Adjusted income (loss), net of tax - basic	$2,453	$(61,465)	$257,276	$247,339	$(205,807)

Weighted-average number of shares outstanding - basic	14,131	9,213	14,098	13,193	9,202
Earnings (losses) per share:
Total Basic	$0.17	$(6.67)	$18.25	$18.75	$(22.37)

DILUTED EPS:
Adjusted income (loss), net of tax - basic	$2,453	$(61,465)	$257,276	$247,339	$(205,807)
Add: after tax interest expense of convertible notes	—	—	848	3,392	—
Add: effect of reallocating undistributed earnings of unvested shareholders	1	—	28	32	—
Adjusted income (loss), net of tax - diluted	$2,454	$(61,465)	$258,152	$250,763	$(205,807)

Weighted-average number of shares outstanding - basic	14,131	9,213	14,098	13,193	9,202
Add: if converted dilutive effect of convertible notes	—	—	1,176	1,176	—
Add: dilutive effect of potential common shares	79	—	47	47	—
Weighted-average number of shares outstanding - diluted	14,210	9,213	15,321	14,416	9,202
Earnings (losses) per share:
Total Diluted	$0.17	$(6.67)	$16.85	$17.39	$(22.37)

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO ADJUSTED OPERATING INCOME (LOSS) BY SEGMENT

(Unaudited)

(In thousands)
	Three Months Ended December 31, 2025
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$28,556	$49,638	$34,022	$1,341	$(51,190)	$62,367
Depreciation and amortization	64,657	81,624	7,280	3,605	2,022	159,188
Adjusted EBITDA	$93,213	$131,262	$41,302	$4,946	$(49,168)	$221,555

	Three Months Ended December 31, 2024
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$38,973	$29,528	$28,944	$8,413	$(41,661)	$64,197
Depreciation and amortization	66,784	82,434	4,865	795	1,470	156,348
Adjusted EBITDA	$105,757	$111,962	$33,809	$9,208	$(40,191)	$220,545

	Three Months Ended September 30, 2025
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$31,429	$45,476	$49,982	$877	$(51,803)	$75,961
Depreciation and amortization	62,732	82,075	10,684	2,893	1,963	160,347
Adjusted EBITDA	$94,161	$127,551	$60,666	$3,770	$(49,840)	$236,308

	Year Ended December 31, 2025
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$131,372	$164,123	$167,282	$8,274	$(207,618)	$263,433
Depreciation and amortization	250,534	327,834	52,040	11,179	7,647	649,234
Adjusted EBITDA	$381,906	$491,957	$219,322	$19,453	$(199,971)	$912,667

	Year Ended December 31, 2024
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$176,281	$107,858	$112,387	$20,243	$(168,842)	$247,927
Depreciation and amortization	272,559	328,924	19,988	9,200	2,737	633,408
Adjusted EBITDA	$448,840	$436,782	$132,375	$29,443	$(166,105)	$881,335

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF ADJUSTED GROSS MARGIN BY SEGMENT TO ADJUSTED OPERATING INCOME (LOSS) BY SEGMENT

(Unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(In thousands)	2025	2024	2025	2025	2024
Lower 48 - U.S. Drilling
Adjusted operating income (loss)	$13,015	$27,354	$13,689	$67,214	$129,812
Plus: General and administrative costs	4,874	5,156	4,745	18,917	19,452
Plus: Research and engineering	1,199	1,002	1,121	4,031	3,847
GAAP Gross Margin	19,088	33,512	19,555	90,162	153,111
Plus: Depreciation and amortization	54,123	57,019	52,120	211,548	233,555
Adjusted gross margin	$73,211	$90,531	$71,675	$301,710	$386,666

Other - U.S. Drilling
Adjusted operating income (loss)	$15,541	$11,619	$17,740	$64,158	$46,469
Plus: General and administrative costs	416	305	568	2,285	1,250
Plus: Research and engineering	90	72	85	301	206
GAAP Gross Margin	16,047	11,996	18,393	66,744	47,925
Plus: Depreciation and amortization	10,534	9,765	10,612	38,986	39,004
Adjusted gross margin	$26,581	$21,761	$29,005	$105,730	$86,929

U.S. Drilling
Adjusted operating income (loss)	$28,556	$38,973	$31,429	$131,372	$176,281
Plus: General and administrative costs	5,290	5,461	5,313	21,202	20,702
Plus: Research and engineering	1,289	1,074	1,206	4,332	4,053
GAAP Gross Margin	35,135	45,508	37,948	156,906	201,036
Plus: Depreciation and amortization	64,657	66,784	62,732	250,534	272,559
Adjusted gross margin	$99,792	$112,292	$100,680	$407,440	$473,595

International Drilling
Adjusted operating income (loss)	$49,638	$29,528	$45,476	$164,123	$107,858
Plus: General and administrative costs	18,207	16,758	18,015	70,468	62,306
Plus: Research and engineering	1,821	1,431	1,665	6,398	5,886
GAAP Gross Margin	69,666	47,717	65,156	240,989	176,050
Plus: Depreciation and amortization	81,624	82,434	82,075	327,834	328,924
Adjusted gross margin	$151,290	$130,151	$147,231	$568,823	$504,974

Adjusted gross margin by segment represents adjusted operating income (loss) plus general and administrative costs, research and engineering costs and depreciation and amortization.

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO NET INCOME (LOSS)

(Unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(In thousands)	2025	2024	2025	2025	2024
Net income (loss)	$16,993	$(32,869)	$302,466	$374,433	$(87,987)
Income tax expense (benefit)	7,440	15,231	117,571	163,095	56,947
Income (loss) before income taxes	24,433	(17,638)	420,037	537,528	(31,040)
Investment (income) loss	(7,600)	(8,828)	(7,323)	(27,648)	(38,713)
Interest expense	50,625	53,642	54,334	215,366	210,864
Gain on disposition of Quail Tools	1,595	-	(415,557)	(413,962)	-
Gain on bargain purchase	2,846	-	-	(113,653)	-
Other, net	(9,532)	37,021	24,470	65,802	106,816
Adjusted operating income (loss) (1)	62,367	64,197	75,961	263,433	247,927
Depreciation and amortization	159,188	156,348	160,347	649,234	633,408
Adjusted EBITDA (2)	$221,555	$220,545	$236,308	$912,667	$881,335

(1) Adjusted operating income (loss) represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, gain on disposition of Quail Tools, gain on bargain purchase and other, net. Adjusted operating income (loss) is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted operating income (loss) excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance.  Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently.

(2) Adjusted EBITDA represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, gain on disposition of Quail Tools, gain on bargain purchase, other, net and depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted EBITDA excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance.  Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance.  Other companies in this industry may compute these measures differently.

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF NET DEBT TO TOTAL DEBT

(Unaudited)

	December 31,	September 30,	December 31,
(In thousands)	2025	2025	2024
Current debt, net	$377,492	$-	$-
Long-term debt, net	2,117,187	2,347,984	2,505,217
Total Debt	2,494,679	2,347,984	2,505,217
Less: Cash and short-term investments	940,738	428,079	397,299
Net Debt	$1,553,941	$1,919,905	$2,107,918

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED FREE CASH FLOW TO

NET CASH PROVIDED BY OPERATING ACTIVITIES

(Unaudited)

	Three Months Ended		Year Ended
	December 31,	September 30,	December 31,
(In thousands)	2025	2025	2025
Net cash provided by operating activities	$245,841	$207,880	$693,266
Add: Capital expenditures, net of proceeds from sales of assets	(114,043)	(202,267)	(617,320)
Free cash flow	$131,798	$5,613	$75,946
Cash paid for acquisition related costs (1)	-	-	40,816
Adjusted free cash flow	$131,798	$5,613	$116,762

(1) Cash paid related to the Parker Drilling acquisition

Adjusted free cash flow represents net cash provided by operating activities less cash used for capital expenditures, net of proceeds from sales of assets, and before cash paid for acquisition related costs.  Management believes that adjusted free cash flow is an important liquidity measure for the company and that it is useful to investors and management as a measure of the company’s ability to generate cash flow, after reinvesting in the company for future growth, that could be available for paying down debt or other financing cash flows, such as dividends to shareholders. Adjusted free cash flow does not represent the residual cash flow available for discretionary expenditures.  Adjusted free cash flow is a non-GAAP financial measure that should be considered in addition to, not as a substitute for or superior to, cash flow from operations reported in accordance with GAAP.